Exhibit 99.1
CyrusOne Inc. Expands Unsecured Credit Facility to $2.0 Billion
DALLAS (June 19, 2017) – CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced that its operating partnership, CyrusOne LP, has entered into an amendment to its senior unsecured credit agreement that increases the total size of the facility by $450 million to $2.0 billion and provides additional flexibility to pursue various initiatives, including joint ventures and international expansion. The amendment increased the size of the term loan maturing in January 2022 from $300 million to $650 million and expanded the revolving credit facility by $100 million to $1.1 billion. Proceeds from the $350 million term loan increase were used to pay down borrowings under the revolving credit facility. The existing $250 million term loan maturing in September 2021 remains unchanged. The credit agreement contains an accordion feature that allows the Company to obtain up to $300 million in additional revolving or term loan commitments.
“The increase in available capacity under our revolving credit facility provides us substantial liquidity to execute on our growth plan at very attractive interest rates, and the enhanced flexibility facilitates the pursuit of opportunities consistent with the company’s strategic and financial objectives,” said Diane Morefield, Chief Financial Officer. “We would like to thank our entire lending group for their continued strong support of CyrusOne.”
CyrusOne engaged KeyBank National Association to serve as administrative agent, JPMorgan Chase Bank, N.A., to serve as syndication agent, and KeyBanc Capital Markets Inc., JPMorgan Chase Bank, N.A., and TD Securities (USA) LLC to serve as joint lead arrangers. Co-documentation agents include Bank of America, N.A., Barclays Bank PLC, Citizens Bank, N.A., Deutsche Bank AG New York Branch, Goldman Sachs Bank USA, Morgan Stanley Bank N.A., Morgan Stanley Senior Funding, Inc., PNC Bank, National Association, Royal Bank of Canada, SunTrust Bank, The Bank of Tokyo - Mitsubishi UFJ, Ltd., and The Toronto-Dominion Bank, New York Branch. Capital One, N.A., is a new lending institution. There are nineteen financial institutions in the syndicate.
Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne ‘s Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
About CyrusOne
CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 970 customers, including 190 of the Fortune 1000 or equivalent-sized companies.
CyrusOne ‘s data center offerings provide the flexibility, reliability, and security that enterprise and cloud customers require, and are delivered through a tailored, customer-service-focused platform designed to foster long-term relationships. CyrusOne ‘s National IX platform provides robust connectivity options to drive revenue, reduce expenses, and improve service quality for enterprises, content, and telecommunications companies. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 39 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.
Investor Relations
CyrusOne Inc.
Michael Schafer, 972-350-0060
Vice President, Capital Markets & Investor Relations
investorrelations@cyrusone.com